                                                                     Exhibit 4.1

                             SUBSCRIPTION AGREEMENT

         THIS SUBSCRIPTION AGREEMENT (this "AGREEMENT"), dated as of May ____,
2006, by and among CepTor Corporation, a Delaware corporation (the "COMPANY"), and the subscribers identified on the signature page hereto (each a "SUBSCRIBER"
and collectively "SUBSCRIBERS").

         WHEREAS, the Company and the Subscribers are executing and delivering this Agreement in reliance upon an exemption from securities registration afforded by the provisions of Section 4(2), Section 4(6) and/or Regulation D
("REGULATION D") as promulgated by the United States Securities and Exchange
Commission (the "COMMISSION") under the Securities Act of 1933, as amended (the
"1933 ACT").

         WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to the
Subscribers, as provided herein, and the Subscribers, in the aggregate, shall purchase not less than One Million Five Hundred Thousand Dollars ($1,500,000)
and up to Six Million Dollars ($6,000,000) (the "AGGREGATE PRINCIPAL AMOUNT") of
principal amount of 6% promissory notes of the Company ("NOTE" or "NOTES") (as may be increased by the Board of Directors of the Company), a form of which is annexed hereto as EXHIBIT A, convertible into shares of the Company's common stock, $0.0001 par value (the "COMMON STOCK") at a per share conversion price set forth in the Note ("CONVERSION PRICE"); and share purchase warrants (the
"WARRANTS"), in the form annexed hereto as EXHIBIT B, to purchase shares of
Common Stock (the "WARRANT SHARES"). The Notes, shares of Common Stock issuable upon conversion of the Notes (the "SHARES"), the Warrants and the Warrant Shares
are collectively referred to herein as the "SECURITIES"; and

         WHEREAS, the aggregate proceeds of the sale of the Notes and the
Warrants contemplated hereby shall be held in escrow pursuant to the terms of a
Funds Escrow Agreement to be executed by the parties substantially in the form attached hereto as EXHIBIT C (the "ESCROW AGREEMENT").

         NOW, THEREFORE, in consideration of the mutual covenants and other agreements contained in this Agreement the Company and the Subscribers hereby agree as follows:

                  1. CONDITIONS TO CLOSING. Subject to the satisfaction or
waiver of the terms and conditions of this Agreement, on the Closing Date, each
Subscriber shall purchase and the Company shall sell to each Subscriber a Note in the principal amount designated on the signature page hereto. The principal amount of the Notes to be purchased by the Subscribers on the Closing Date shall, in the aggregate, be equal to the Aggregate Principal Amount.

                  2. CLOSING DATE. The "CLOSING DATE" shall be the initial date that subscriber funds representing the net amount due the Company on the Closing
Date in the amount described in the Escrow Agreement from the Aggregate
Principal Amount is transmitted by wire transfer or otherwise to or for the benefit of the Company (the "CLOSING"). The consummation of the transactions contemplated herein shall take place at the offices of Grushko & Mittman, P.C.,
551 Fifth Avenue, Suite 1601, New York, New York 10176, upon the satisfaction of all conditions to Closing set forth in this Agreement.

                  3. WARRANTS. On the Closing Date, the Company will issue and deliver Warrants to the Subscribers. One Warrant will be issued for each one
Share which would be issued on the Closing Date assuming the complete conversion of the Notes issued on the Closing Date at the Conversion Price in effect on the
Closing Date. The per Warrant Share exercise price to acquire a Warrant Share upon exercise of a Warrant shall be $0.30, subject to adjustment as described in the Warrant. The Warrants shall be exercisable until five years after the
Closing Date.

                  4. SUBSCRIBER'S REPRESENTATIONS AND WARRANTIES. Each
Subscriber hereby represents and warrants to and agrees with the Company only as to such Subscriber that:

                           (a) ORGANIZATION AND STANDING OF THE SUBSCRIBERS. If
the Subscriber is an entity, such Subscriber is a corporation, partnership or other entity duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has the requisite corporate power to own its assets and to carry on its business.

                           (b) AUTHORIZATION AND POWER. Each Subscriber has the
requisite power and authority to enter into and perform this Agreement and to purchase the Notes and Warrants being sold to it hereunder. The execution, delivery and performance of this Agreement by such Subscriber and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate or partnership action, and no further consent or authorization of such Subscriber or its Board of Directors, stockholders, partners, members, as the case may be, is required. This Agreement has been duly authorized, executed and delivered by such Subscriber and constitutes, or shall constitute when executed and delivered, a valid and binding obligation of the Subscriber enforceable against the Subscriber in accordance with the terms thereof.

                           (c) NO CONFLICTS. The execution, delivery and
performance of this Agreement and the consummation by such Subscriber of the transactions contemplated hereby or relating hereto do not and will not (i)
result in a violation of such Subscriber's charter documents or bylaws or other organizational documents or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of any agreement, indenture or instrument or obligation to which such Subscriber is a party or by which its properties or assets are bound, or result in a violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to such Subscriber or its properties (except for such conflicts, defaults and violations as would not, individually or in the aggregate, have a material adverse effect on such
Subscriber). Such Subscriber is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or to purchase the Notes or acquire the
Warrants in accordance with the terms hereof, provided that for purposes of the representation made in this sentence, such Subscriber is assuming and relying upon the accuracy of the relevant representations and agreements of the Company herein.

                           (d) INFORMATION ON COMPANY. The Subscriber has been
furnished with or has had access at the EDGAR Website of the Commission to the
Company's Form 10-KSB for the year ended December 31, 2005 and all periodic reports filed with the Commission thereafter, but not later than five business days before the Closing Date, including the Company's Quarterly Report on Form
10-QSB for the fiscal quarter ended March 31, 2006 (the "FIRST QUARTER 2006 FORM
10-QSB"), annexed as Exhibit A to the Company's Offer Letter (hereinafter referred to as the "REPORTS"). In addition, the Subscriber has received in writing from the Company such other information concerning its operations, financial condition and other matters as the Subscriber has requested in writing
(such other information is collectively, the "OTHER WRITTEN INFORMATION"), and considered all factors the Subscriber deems material in deciding on the advisability of investing in the Securities. Subscriber has carefully read, and understands the information in the Company's Offer Letter, a copy of which is annexed hereto as EXHIBIT F, including the First Quarter 2006 Form 10-QSB, and the Company's reports filed with the Commission under the Exchange Act, including without limitation, the information set forth in Item 1 of the
Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2005 under the caption "Risk Factors".

                           (e) INFORMATION ON SUBSCRIBER. The Subscriber is, and
will be at the time of the conversion of the Notes and exercise of the Warrants, an "accredited investor", as such term is defined in Regulation D promulgated by the Commission under the 1933 Act, is experienced in investments and business matters, has made investments of a speculative nature and has purchased securities of United States publicly-owned companies in private placements in the past and, with its representatives, has such knowledge and experience in financial, tax and other business matters as to enable the Subscriber to utilize the information made available by the Company to evaluate the merits and risks of and to make an informed investment decision with respect to the proposed purchase, which represents a speculative investment. The Subscriber has the authority and is duly and legally qualified to purchase and own the Securities.
The Subscriber is able to bear the risk of such investment for an indefinite period and to afford a complete loss thereof. The information set forth on the signature page hereto regarding the Subscriber is accurate.

                           (f) PURCHASE OF NOTES AND WARRANTS. On the Closing
Date, the Subscriber will purchase the Notes and Warrants as principal for its own account for investment only and not with a view toward, or for resale in connection with, the public sale or any distribution thereof, but Subscriber does not agree to hold the Notes and Warrants for any minimum amount of time.

                           (g) COMPLIANCE WITH SECURITIES ACT. The Subscriber
understands and agrees that the Securities have not been registered under the
1933 Act or any applicable state securities laws, by reason of their issuance in a transaction that does not require registration under the 1933 Act (based in part on the accuracy of the representations and warranties of Subscriber contained herein), and that such Securities must be held indefinitely unless a subsequent disposition is registered under the 1933 Act or any applicable state securities laws or is exempt from such registration. Notwithstanding anything to the contrary contained in this Agreement, such Subscriber may transfer (without restriction and without the need for an opinion of counsel) the Securities to its Affiliates (as defined below) provided that each such Affiliate is an
"accredited investor" under Regulation D and such Affiliate agrees to be bound by the terms and conditions of this Agreement. For the purposes of this
Agreement, an "AFFILIATE" of any person or entity means any other person or entity directly or indirectly controlling, controlled by or under direct or indirect common control with such person or entity. Affiliate when employed in connection with the Company includes each Subsidiary [as defined in Section
5(a)] of the Company. For purposes of this definition, "CONTROL" means the power to direct the management and policies of such person or firm, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

                           (h) SHARES LEGEND. The Shares and the Warrant Shares
shall bear the following or
similar legend:

                  "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN
                  REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THESE
                  SHARES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR
                  HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION
                  STATEMENT UNDER SUCH SECURITIES ACT AND ANY APPLICABLE STATE
                  SECURITIES LAW OR AN OPINION OF COUNSEL REASONABLY
                  SATISFACTORY TO CEPTOR CORPORATION THAT SUCH REGISTRATION IS
                  NOT REQUIRED."

                           (i) WARRANTS LEGEND. The Warrants shall bear the
following or similar legend:

                  "THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF
                  THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT

                  OF 1933, AS AMENDED. THIS WARRANT AND THE COMMON SHARES
                  ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE SOLD,
                  OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN
                  EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT AND ANY
                  APPLICABLE STATE SECURITIES LAW OR AN OPINION OF COUNSEL
                  REASONABLY SATISFACTORY TO CEPTOR CORPORATION THAT SUCH
                  REGISTRATION IS NOT REQUIRED."

                           (j) NOTE LEGEND. The Note shall bear the following
legend:

                  "THIS NOTE AND THE COMMON SHARES ISSUABLE UPON CONVERSION OF
                  THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF
                  1933, AS AMENDED. THIS NOTE AND THE COMMON SHARES ISSUABLE
                  UPON CONVERSION OF THIS NOTE MAY NOT BE SOLD, OFFERED FOR
                  SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE
                  REGISTRATION STATEMENT AS TO THIS NOTE UNDER SAID ACT AND ANY
                  APPLICABLE STATE SECURITIES LAW OR AN OPINION OF COUNSEL
                  REASONABLY SATISFACTORY TO CEPTOR CORPORATION THAT SUCH
                  REGISTRATION IS NOT REQUIRED. THIS NOTE OS SUBJECT TO
                  REDEMPTION BY CEPTOR CORPORATION PRIOR TO SEPTEMBER 30, 2006."

                           (k) COMMUNICATION OF OFFER. The offer to sell the
Securities was directly communicated to the Subscriber by the Company and no other person has solicited an investment in the Notes on behalf of the Company except the Brokers identified on SCHEDULE 8 hereto. At no time was the
Subscriber presented with or solicited by any leaflet, newspaper or magazine article, radio or television advertisement, or any other form of general advertising or solicited or invited to attend a promotional meeting otherwise than in connection and concurrently with such communicated offer.

                           (l) AUTHORITY; ENFORCEABILITY. This Agreement and
other agreements delivered together with this Agreement or in connection herewith have been duly authorized, executed and delivered by the Subscriber and are valid and binding agreements enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity; and Subscriber has full corporate power and authority necessary to enter into this Agreement and such other agreements and to perform its obligations hereunder and under all other agreements entered into by the Subscriber relating hereto.

                           (m) NO GOVERNMENTAL REVIEW. Each Subscriber
understands that no United States federal or state agency or any other governmental or state agency has passed on or made recommendations or endorsement of the Securities or the suitability of the investment in the
Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

                           (n) SALES RESTRICTIONS. Subscriber agrees that from
the Closing Date until one hundred and fifty days after the initial Closing Date
("RESTRICTION PERIOD"), Subscriber will not sell or otherwise dispose of any of the Securities or shares of Common Stock or any options, warrants or other rights to purchase shares of Common Stock or any other security of the Company which Holder owns or has a right to acquire as of the Closing Date, other than in connection with an offer made to all shareholders of the Company or any merger, consolidation or similar transaction involving the Company.
Notwithstanding the foregoing restrictions on transfer, the Subscriber may, at any time and from time to time during the Restriction Period, transfer Common
Stock and rights to acquire Common Stock (i) as bona fide gifts or transfers by will or intestacy, (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the Subscriber, provided that any such transfer shall not involve a disposition for value, (iii) to a partnership which is the general partner of a partnership of which the Subscriber is a general partner, provided, that, in the case of any gift or transfer described in clauses (i), (ii) or (iii), each donee or transferee agrees in writing prior to the transfer, to be bound by the terms and conditions contained herein in the same manner as such terms and conditions apply to the undersigned. For purposes hereof, "immediate family" means any relationship by blood, marriage or adoption, not more remote than first cousin. The foregoing notwithstanding, the
Restriction Period shall end upon the Company's exercise of its rights pursuant to Section 2.3 of the Note or the occurrence of an Event of Default as defined in the Note.

                           (o) CORRECTNESS OF REPRESENTATIONS. Each Subscriber
represents as to such Subscriber that the foregoing representations and warranties are true and correct as of the date hereof and, unless a Subscriber otherwise notifies the Company prior to the Closing Date, shall be true and correct as of the Closing Date.

                           (p) SURVIVAL. The foregoing representations and
warranties shall survive the Closing Date until three years after the Closing
Date.

                  5. COMPANY REPRESENTATIONS AND WARRANTIES. The Company
represents and warrants to and agrees with each Subscriber that except as set forth in the Reports or the Other Written Information and as otherwise qualified in the Transaction Documents:

                           (a) DUE INCORPORATION. The Company is a corporation
duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power to own its properties and to carry on its business as disclosed in the Reports. The
Company is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary, other than those jurisdictions in which the failure to so qualify would not have a Material
Adverse Effect. For purpose of this Agreement, a "MATERIAL ADVERSE EFFECT" shall mean a material adverse effect on the financial condition, results of operations, properties or business of the Company taken individually, or in the aggregate, as a whole. For purposes of this Agreement, "SUBSIDIARY" means, with respect to any entity at any date, any corporation, limited or general partnership, limited liability company, trust, estate, association, joint venture or other business entity) of which more than 50% of (i) the outstanding capital stock having (in the absence of contingencies) ordinary voting power to elect a majority of the board of directors or other managing body of such entity, (ii) in the case of a partnership or limited liability company, the interest in the capital or profits of such partnership or limited liability company or (iii) in the case of a trust, estate, association, joint venture or other entity, the beneficial interest in such trust, estate, association or other entity business is, at the time of determination, owned or controlled directly or indirectly through one or more intermediaries, by such entity. As of the Closing Date, the Company has no Subsidiaries.

                           (b) OUTSTANDING STOCK. All issued and outstanding
shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable.

                           (c) AUTHORITY; ENFORCEABILITY. This Agreement, the
Note, the Warrants, the Escrow Agreement, and any other agreements delivered together with this Agreement or in connection herewith (collectively
"TRANSACTION DOCUMENTS") have been duly authorized, executed and delivered by the Company and are valid and binding agreements enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity

(regardless of whether enforcement is sought in a court of law or equity). The
Company has full corporate power and authority necessary to enter into and deliver the Transaction Documents and to perform its obligations thereunder.

                           (d) ADDITIONAL ISSUANCES. There are no outstanding
agreements or pre-emptive or similar rights affecting the Company's common stock or equity and no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, or agreements or understandings with respect to the sale or issuance of any shares of common stock or equity of the Company except as described on SCHEDULE 5(D). The Common
Stock of the Company on a fully diluted basis outstanding as of immediately following the Closing is set forth on SCHEDULE 5(D).

                           (e) CONSENTS. No consent, approval, authorization or
order of any court, governmental agency or body or arbitrator having jurisdiction over the Company, or any of its Affiliates, any Principal Market
(as defined in Section 9(b) of this Agreement), nor the Company's shareholders is required for the execution by the Company of the Transaction Documents and compliance and performance by the Company of its obligations under the
Transaction Documents, including, without limitation, the issuance and sale of the Securities.

                           (f) NO VIOLATION OR CONFLICT. Assuming the
representations and warranties of the Subscribers in Section 4 are true and correct, neither the issuance and sale of the Securities nor the performance of the Company's obligations under this Agreement and all other agreements entered into by the Company relating thereto by the Company will, except as described elsewhere in this Agreement or on SCHEDULE 5(F) hereto:

                                    (i) violate, conflict with, result in a
breach of, or constitute a default (or an event which with the giving of notice or the lapse of time or both would be reasonably likely to constitute a default in any material respect) under (A) the articles or certificate of incorporation, charter or bylaws of the Company, (B) to the Company's knowledge, any decree, judgment, order, law, treaty, rule, regulation or determination applicable to the Company of any court, governmental agency or body, or arbitrator having jurisdiction over the Company or over the properties or assets of the Company or any of its Affiliates, (C) the terms of any bond, debenture, note or any other evidence of indebtedness, or any agreement, stock option or other similar plan, indenture, lease, mortgage, deed of trust or other instrument to which the
Company or any of its Affiliates is a party, by which the Company or any of its
Affiliates is bound, or to which any of the properties of the Company or any of its Affiliates is subject, or (D) the terms of any "lock-up" or similar provision of any underwriting or similar agreement to which the Company, or any of its Affiliates is a party except the violation, conflict, breach, or default of which would not have a Material Adverse Effect; or

                                    (ii) result in the creation or imposition of
any lien, charge or encumbrance upon the Securities or any of the assets of the
Company or any of its Affiliates; or

                                    (iii) result in the activation of any
anti-dilution rights or a reset or repricing of any debt or security instrument of any current, former or future creditor or equity holder of the Company, nor result in the acceleration of the due date of any obligation of the Company; or

                                    (iv) result in the activation of any
piggy-back registration rights of any person or entity holding securities or debt of the Company or having the right to receive securities of the Company.

                           (g) THE SECURITIES. The Securities upon issuance:

                                    (i) are, or will be, free and clear of any
security interests, liens, claims or other encumbrances, subject to restrictions upon transfer under the 1933 Act and any applicable state securities laws;

                                    (ii) have been, or will be, duly and validly
authorized and on the date of conversion of the Notes and upon exercise of the
Warrants, the Shares and Warrant Shares will be duly and validly issued, fully paid and nonassessable and, if registered pursuant to the 1933 Act, resold pursuant to an effective registration statement and Subscriber complies with all applicable securities laws and regulations, will be free trading and unrestricted;

                                    (iii) will not have been issued or sold in
violation of any pre-emptive or other similar rights of the holders of any securities of the Company;

                                    (iv) will not subject the holders thereof to
personal liability solely by reason of being such holders, provided Subscriber's representations herein are true and accurate and Subscribers take no actions or fail to take any actions required for their purchase of the Securities to be in compliance with all applicable laws and regulations; and

                                    (v) will have been issued in reliance upon
an exemption from the registration requirements of and will not result in a violation of Section 5 under the 1933 Act.

                           (h) LITIGATION. There is no pending or, to the best
knowledge of the Company, threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over the Company, or any of its Affiliates that would affect the execution by the Company or the performance by the Company of its obligations under the
Transaction Documents. Except as disclosed in the Reports, there is no pending or, to the knowledge of the Company, or threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over the Company, or any of its Affiliates which litigation if adversely determined would have a Material Adverse Effect.

                           (i) REPORTING COMPANY. The Company is a publicly-held
company subject to reporting obligations pursuant to Section 13 of the
Securities Exchange Act of 1934 (the "1934 ACT") and has a class of common shares registered pursuant to Section 12(g) of the 1934 Act. Pursuant to the provisions of the 1934 Act, the Company has filed all reports and other materials required to be filed thereunder with the Commission since December 14,
2004.

                           (j) NO MARKET MANIPULATION. The Company and its
Affiliates have not taken, and will not take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Securities or affect the price at which the Securities may be issued or resold, provided, however, that this provision shall not prevent the Company from engaging in investor relations/public relations activities consistent with past practices.

                           (k) INFORMATION CONCERNING COMPANY. The Reports
contain all material information
relating to the Company and its operations and financial condition as of their respective dates and all the information required to be disclosed therein. Since the last day of the fiscal year of the most recent audited financial statements included in the Reports ("LATEST FINANCIAL DATE"), and except as modified in the
Other Written Information or in the Schedules hereto, there has been no Material
Adverse Event relating to the Company's business, financial condition or affairs not disclosed in the Reports. The Reports do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which made. The Company has not provided to the Subscribers any material non-public information.

                           (l) STOP TRANSFER. The Company will not issue any
stop transfer order or other order impeding the sale, resale or delivery of any of the Securities, except as may be required by any applicable federal or state securities laws and unless contemporaneous notice of such instruction is given to the Subscriber.

                           (m) DEFAULTS. Except as disclosed in this
Subscription Agreement, the Company is not in violation of its articles of incorporation or bylaws. The Company is (i) not in default under or in violation of any other material agreement or instrument to which it is a party or by which it or any of its properties are bound or affected, which default or violation would have a Material Adverse Effect, (ii) not subject to nor in default with respect to any order of any court, arbitrator or governmental body or subject to or party to any order of any court or governmental authority arising out of any action, suit or proceeding under any statute or other law respecting antitrust, monopoly, restraint of trade, unfair competition or similar matters, or (iii) to the Company's knowledge not in violation of any statute, rule or regulation of any governmental authority which violation would have a Material Adverse Effect.

                           (n) NOT AN INTEGRATED OFFERING. Neither the Company,
nor any of its Affiliates, nor any person acting on its or their behalf, has knowingly, either directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause the offer of the Securities pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of the 1933 Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of the OTC Bulletin Board ("BULLETIN BOARD")
which would impair the exemptions relied upon in this Offering [as defined in
Section 8(b)] or the Company's ability to timely comply with its obligations hereunder. Nor will the Company or any of its Affiliates take any action or steps that would knowingly cause the offer or issuance of the Securities to be integrated with other offerings which would impair the exemptions relied upon in this Offering or the Company's ability to timely comply with its obligations hereunder. The Company will not knowingly conduct any offering other than the transactions contemplated hereby that will be integrated with the offer or issuance of the Securities, which would impair the exemptions relied upon in this Offering or the Company's ability to timely comply with its obligations hereunder.

                           (o) NO GENERAL SOLICITATION. Neither the Company, nor
any of its Affiliates, nor to its knowledge, any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising
(within the meaning of Regulation D under the 1933 Act) in connection with the offer or sale of the Securities.

                           (p) LISTING. The Company's common stock is quoted on
the Bulletin Board under the symbol CEPO.OB. The Company has not received any oral or written notice that the Common Stock is not eligible nor will become ineligible for quotation on the Bulletin Board nor that the Common Stock does not meet all requirements for the continuation of such quotation. The Company satisfies all the requirements for the continued quotation of the Common Stock on the Bulletin Board.

                           (q) NO UNDISCLOSED LIABILITIES. The Company has no
liabilities or obligations which are material, individually or in the aggregate, which are not disclosed in the Reports and Other Written Information, other than those incurred in the ordinary course of the Company's businesses since the
Latest Financial Date, and which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

                           (r) NO UNDISCLOSED EVENTS OR CIRCUMSTANCES. Since the
Latest Financial Date, no event or circumstance has occurred or exists with respect to the Company or its businesses, properties, operations or financial condition, that, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed in the Reports.

                           (s) CAPITALIZATION. The authorized and outstanding
capital stock of the Company as of the date immediately following the Closing
(not including the Securities) are set forth on SCHEDULE 5(D). Except as set forth on the SCHEDULE 5(D), there are no options, warrants, or rights to subscribe to, securities, rights or obligations convertible into or exchangeable for or giving any right to subscribe for any shares of capital stock of the
Company. All of the outstanding shares of Common Stock of the Company have been duly and validly authorized and issued and are fully paid and nonassessable.

                           (t) DILUTION. The Company's executive officers and
directors understand the nature of the Securities being sold hereby and recognize that the issuance of the Securities will have a potential dilutive effect on the equity holdings of other holders of the Company's equity or rights to receive equity of the Company. The board of directors of the Company has concluded, in its good faith business judgment, that the issuance of the
Securities is in the best interests of the Company. The Company specifically acknowledges that its obligation to issue the Shares upon conversion of the
Notes, and the Warrant Shares upon exercise of the Warrants is binding upon the
Company and enforceable regardless of the dilution such issuance may have on the ownership interests of other shareholders of the Company or parties entitled to receive equity of the Company.

                           (u) NO DISAGREEMENTS WITH ACCOUNTANTS AND LAWYERS.
There are no disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and the accountants and lawyers formerly or presently employed by the Company, including but not limited to disputes or conflicts over payment owed to such accountants and lawyers.

                           (v) DTC STATUS/TRANSFER AGENT. The Company's transfer
agent is eligible to participate in and the Common Stock is eligible for transfer pursuant to the Depository Trust Company Automated Securities Transfer
Programs. The name, address, telephone number, fax number, contact person and email address of the Company transfer agent are set forth on SCHEDULE 5(V)
hereto.

                           (w) INVESTMENT COMPANY. Neither the Company nor any
Affiliate is an "investment company" within the meaning of the Investment
Company Act of 1940, as amended.

                           (x) CORRECTNESS OF REPRESENTATIONS. The Company
represents that the foregoing representations and warranties are true and correct as of the date hereof in all material respects, and, unless the Company otherwise notifies the Subscribers prior to the Closing Date, shall be true and correct in all material respects as of the Closing Date.

                           (y) SURVIVAL. The foregoing representations and
warranties shall survive until three years after the Closing Date.

                  6. REGULATION D OFFERING. The offer and issuance of the
Securities to the Subscribers is being made pursuant to the exemption from the registration provisions of the 1933 Act afforded by Section 4(2) or Section 4(6)
of the 1933 Act and/or Rule 506 of Regulation D promulgated thereunder. On the
Closing Date, the Company will provide an opinion reasonably acceptable to
Subscriber from the Company's legal counsel opining on the availability of an exemption from registration under the 1933 Act as it relates to the offer and issuance of the Securities and other matters reasonably requested by
Subscribers. A form of the legal opinion is annexed hereto as EXHIBIT D. The
Company will provide, at the Company's expense, such other legal opinions in the future as are reasonably necessary for the issuance and resale of the Common
Stock issuable upon conversion of the Notes and exercise of the Warrants pursuant to an effective registration statement, Rule 144 under the 1933 Act, or an exemption from registration.

                  7.1. CONVERSION OF NOTE.

                           (a) Upon the conversion of a Note or part thereof,
the Company shall, at its own cost and expense, take all necessary action, including obtaining and delivering, an opinion of counsel acceptable to the

Company's transfer agent, so that the Company's transfer agent shall issue stock certificates in the name of Subscriber (or its nominee) or such other persons as designated by Subscriber and in such denominations to be specified at conversion representing the number of shares of Common Stock issuable upon such conversion.
The Company warrants that no instructions other than these instructions have been or will be given to the transfer agent of the Company's Common Stock and that the certificates representing such shares shall contain no legend other than the usual 1933 Act restriction from transfer legend. If and when the
Subscriber sells the Shares and Warrant Shares, assuming (i) the Registration
Statement (as defined below) is effective and the prospectus, as supplemented or amended, contained therein is current and (ii) the Subscriber confirms in writing to the transfer agent that the Subscriber has or will comply with the prospectus delivery requirements, upon delivery to the purchaser, the restrictive legend will be immediately removed and the Shares upon such sale will be free-trading, and freely transferable. In the event that the Shares are sold in a manner that complies with an exemption from registration, the Company will promptly instruct its counsel to issue to the transfer agent an opinion permitting removal of the legend (indefinitely, if pursuant to Rule 144(k) of the 1933 Act, or for 90 days if pursuant to the other provisions of Rule 144 of the 1933 Act).

                           (b) Subscriber will give notice of its decision to
exercise its right to convert the Note, interest, any sum due to the Subscriber under the Transaction Documents including Liquidated Damages, or part thereof by telecopying an executed and completed NOTICE OF CONVERSION (a form of which is annexed as EXHIBIT A to the Note) to the Company via confirmed telecopier transmission or otherwise pursuant to Section 13(a) of this Agreement. The
Subscriber will not be required to surrender the Note until the Note has been fully converted or satisfied. Each date on which a Notice of Conversion is telecopied to the Company in accordance with the provisions hereof shall be deemed a CONVERSION DATE. The Company will itself or cause the Company's transfer agent to transmit the Company's Common Stock certificates representing the Shares issuable upon conversion of the Note to the Subscriber via express courier for receipt by such Subscriber within three (3) business days after receipt by the Company of the Notice of Conversion (such third day being the
"DELIVERY Date"). In the event the Shares are electronically transferable, then delivery of the Shares MUST be made by electronic transfer provided request for such electronic transfer has been made by the Subscriber and the Subscriber has complied with all applicable securities laws in connection with the sale of the
Common Stock, including, without limitation, the prospectus delivery requirements. A Note representing the balance of the Note not so converted will be provided by the Company to the Subscriber if requested by Subscriber, provided the Subscriber delivers the original Note to the Company. In the event that a Subscriber elects not to surrender a Note for reissuance upon partial payment or conversion, the Subscriber hereby indemnifies the Company against any and all loss or damage attributable to a third-party claim in an amount in excess of the actual amount then due under the Note. "BUSINESS DAY" and "TRADING
DAY" as employed in the Transaction Documents is a day that the New York Stock
Exchange is open for trading for three or more hours.

                           (c) The Company understands that a delay in the
delivery of the Shares in the form required pursuant to Section 7.1 hereof, or the Mandatory Redemption Amount described in Section 7.2 hereof, respectively after the Delivery Date or the Mandatory Redemption Payment Date (as hereinafter defined) could result in economic loss to the Subscriber. As compensation to the
Subscriber for such loss, the Company agrees to pay (as liquidated damages and not as a penalty) to the Subscriber for late issuance of Shares in the form required pursuant to Section 7.1 hereof upon Conversion of the Note in the amount of $100 per business day after the Delivery Date for each $10,000 of Note principal amount being converted of the corresponding Shares which are not timely delivered. The Company shall pay any payments incurred under this Section in immediately available funds upon demand. Furthermore, in addition to any other remedies which may be available to the Subscriber, in the event that the
Company fails for any reason to effect delivery of the Shares by the Delivery
Date or make payment by the Mandatory Redemption Payment Date, the Subscriber
may revoke all or part of the relevant Notice of Conversion or rescind all or part of the notice of Mandatory Redemption by delivery of a notice to such effect to the Company whereupon the Company and the Subscriber shall each be

                                       10

restored to their respective positions immediately prior to the delivery of such notice, except that the liquidated damages described above shall be payable through the date notice of revocation or rescission is given to the Company.

                           (d) Nothing contained herein or in any document
referred to herein or delivered in connection herewith shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest or dividends or damages required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Company to the Subscriber and thus refunded to the Company.

                  7.2. MANDATORY REDEMPTION AT SUBSCRIBER'S ELECTION. In the
event (i) the Company is prohibited from issuing Shares, (ii) the Company fails to timely deliver Shares on a Delivery Date, (iii) upon the occurrence of any other Event of Default (as defined in the Note or in this Agreement), any of the foregoing that continues for more than twenty (20) business days, or (iv) of the liquidation, dissolution or winding up of the Company, then at the Subscriber's election, the Company must pay to the Subscriber ten (10) business days after request by the Subscriber ("CALCULATION PERIOD"), a sum of money determined by multiplying up to the outstanding principal amount of the Note designated by the
Subscriber by the greater of (y) 120%, or (z) a fraction in which the numerator is the highest closing price of the Common Stock during the Calculation Period and the denominator is the lowest applicable Conversion Price during the
Calculation Period, together with accrued but unpaid interest thereon
("MANDATORY REDEMPTION PAYMENT"). The Mandatory Redemption Payment must be received by the Subscriber on the same date as the Shares otherwise deliverable or within ten (10) business days after request, whichever is sooner ("MANDATORY
REDEMPTION PAYMENT DATE"). Upon receipt of the Mandatory Redemption Payment, the corresponding Note principal and interest will be deemed paid and no longer outstanding. Liquidated damages calculated pursuant to Section 7.1(c) hereof, that have been paid or accrued for the ten day period prior to the actual receipt of the Mandatory Redemption Payment by the Subscriber shall be credited against the Mandatory Redemption Payment.

                  7.3. MAXIMUM CONVERSION. The Subscriber shall not be entitled to convert on a Conversion Date that amount of the Note in connection with that number of shares of Common Stock which would be in excess of the sum of (i) the number of shares of common stock beneficially owned by the Subscriber and its
Affiliates on a Conversion Date, and (ii) the number of shares of Common Stock issuable upon the conversion of the Note with respect to which the determination of this provision is being made on a Conversion Date, which would result in beneficial ownership by the Subscriber and its Affiliates of more than 4.99% of the outstanding shares of common stock of the Company on such Conversion Date.
Beneficial ownership shall be determined in accordance with Section 13(d) of the
Securities Exchange Act of 1934, as amended, and Regulation 13d-3 thereunder.
Subject to the foregoing, the Subscriber shall not be limited to aggregate conversions of only 4.99% and aggregate conversions by the Subscriber may exceed
4.99%. The Subscriber may waive the conversion limitation described in this
Section 7.3, in whole or in part, upon and effective after 61 days prior written notice to the Company to increase such percentage to up to 9.99%. The Subscriber may decide whether to convert a Note or exercise Warrants to achieve an actual
4.99% or up to 9.99% ownership position as described above.

                  7.4. INJUNCTION POSTING OF BOND. In the event a Subscriber shall elect to convert a Note or part thereof or exercise the Warrant in whole or in part, the Company may not refuse conversion or exercise based on any claim that such Subscriber or any one associated or affiliated with such Subscriber has been engaged in any violation of law, or for any other reason, unless, an injunction from a court, on notice, restraining and or enjoining conversion of all or part of such Note or exercise of all or part of such Warrant shall have been sought and obtained by the Company or at the Company's request or with the
Company's assistance, and the Company has posted a surety bond for the benefit of such Subscriber in the amount of 120% of the outstanding principal and interest of the Note, or aggregate purchase price of the Shares and Warrant
Shares which are sought to be subject to the injunction, which bond shall remain

                                       11

in effect until the completion of arbitration/litigation of the dispute and the proceeds of which shall be payable to such Subscriber to the extent Subscriber obtains judgment in Subscriber's favor.

                  7.5. BUY-IN. In addition to any other rights available to the
Subscriber, if the Company fails to deliver to the Subscriber such shares issuable upon conversion of a Note by the Delivery Date and if after six (6)
business days after the Delivery Date the Subscriber or a broker on the
Subscriber's behalf, purchases (in an open market transaction or otherwise)
shares of Common Stock to deliver in satisfaction of a sale by such Subscriber of the Common Stock which the Subscriber was entitled to receive upon such conversion (a "BUY-IN"), then the Company shall pay in cash to the Subscriber
(in addition to any remedies available to or elected by the Subscriber) the amount by which (A) the Subscriber's total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (B) the aggregate principal and/or interest amount of the Note for which such conversion was not timely honored, together with interest thereon at a rate of 15% per annum, accruing until such amount and any accrued interest thereon is paid in full (which amount shall be paid as liquidated damages and not as a penalty).
For example, if the Subscriber purchases shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of $10,000 of note principal and/or interest, the Company shall be required to pay the Subscriber $1,000, plus interest. The Subscriber shall provide the Company written notice indicating the amounts payable to the
Subscriber in respect of the Buy-In.

                  7.6 ADJUSTMENTS. The Conversion Price, Warrant exercise price and amount of Shares issuable upon conversion of the Notes and exercise of the
Warrants shall be adjusted as described in this Agreement, the Notes and
Warrants.

                  7.7. REDEMPTION. The Securities shall not be redeemable or mandatorily convertible except as described in the Note and Warrants.

                  8. BROKER/LEGAL FEES.

                           (a) BROKER'S COMMISSION. The Company on the one hand,
and each Subscriber (for himself only) on the other hand, agrees to indemnify the other against and hold the other harmless from any and all liabilities to any persons claiming brokerage commissions or similar fees other than the persons and entities identified on SCHEDULE 8, (each a "BROKER") on account of services purported to have been rendered on behalf of the indemnifying party in connection with this Agreement or the transactions contemplated hereby and arising out of such party's actions. Anything in this Agreement to the contrary notwithstanding, each Subscriber is providing indemnification only for such
Subscriber's own actions and not for any action of any other Subscriber. The
Company agrees that it will pay the Broker the fee set forth on SCHEDULE 8
("BROKER'S FEES"). The Company represents that there are no other parties entitled to receive fees, commissions, or similar payments in connection with the offering described in this Agreement except the Broker and the party identified on SCHEDULE 8 who will receive a yield enhancement fee, identified thereon.

                           (b) LEGAL FEES. The Company shall pay to Grushko &
Mittman, P.C., a cash fee of $15,000 ("LEGAL FEES") as reimbursement for services rendered to the Subscribers in connection with this Agreement and the purchase and sale of the Notes and Warrants (the "OFFERING"). An additional cash legal fee of $15,000 will be paid to Greenberg & Kahr on the Closing Date out of funds held pursuant to the Escrow Agreement. The Legal Fees and reimbursement for UCC search fees, if any, to be paid by the Company will be payable on the
Closing Date out of funds held pursuant to the Escrow Agreement.

                  9. COVENANTS OF THE COMPANY. The Company covenants and agrees with the Subscribers as follows:

                                       12

                           (a) STOP ORDERS. The Company will advise the
Subscribers, within two hours after the Company receives notice of issuance by the Commission, any state securities commission or any other regulatory authority of any stop order or of any order preventing or suspending any offering of any securities of the Company, or of the suspension of the qualification of the Common Stock of the Company for offering or sale in any jurisdiction, or the initiation of any proceeding for any such purpose.

                           (b) LISTING. If applicable, the Company shall
promptly secure the listing of the shares of Common Stock and the Warrant Shares upon each national securities exchange, or electronic or automated quotation system upon which they are or become eligible for listing and shall maintain such listing so long as any Notes or Warrants are outstanding. The Company will maintain the listing or quotation of its Common Stock on the American Stock
Exchange, Nasdaq Capital Market, Nasdaq National Market System, Bulletin Board,
or New York Stock Exchange (whichever of the foregoing is at the time the principal trading exchange or market for the Common Stock (the "PRINCIPAL
MARKET")), and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the Principal Market, as applicable. The Company will provide the Subscribers copies of all notices it receives notifying the Company of the threatened and actual delisting of the
Common Stock from any Principal Market. As of the date of this Agreement, the
Bulletin Board is the Principal Market.

                           (c) MARKET REGULATIONS. If applicable, the Company
shall notify the Commission, the Principal Market and applicable state authorities, in accordance with their requirements, of the transactions contemplated by this Agreement, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Securities to the
Subscribers and promptly provide copies thereof to Subscriber.

                           (d) FILING REQUIREMENTS. From the date of this
Agreement and until the sooner of (i) two (2) years after the Closing Date, or
(ii) until all the Shares and Warrant Shares have been resold or transferred by all the Subscribers pursuant to the Registration Statement or pursuant to Rule
144, without regard to volume limitations, the Company will (A) cause its Common
Stock to continue to be registered under Section 12(b) or 12(g) of the 1934 Act,
(B) comply in all respects with its reporting and filing obligations under the
1934 Act, (C) voluntarily comply with all reporting requirements that are applicable to an issuer with a class of shares registered pursuant to Section
12(g) of the 1934 Act, if Company is not subject to such reporting requirements, and (D) comply with all requirements related to any registration statement filed pursuant to this Agreement. The Company will use its best efforts not to take any action or file any document (whether or not permitted by the 1933 Act or the
1934 Act or the rules thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under said acts until two (2) years after the Closing Date. Until the earlier of the resale of the Shares and the Warrant Shares by each Subscriber or two (2) years after the
Closing Date, the Company will use its best efforts to continue the listing or quotation of the Common Stock on a Principal Market and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the Principal Market. The Company agrees to timely file a
Form D with respect to the Securities if required under Regulation D and to provide a copy thereof to each Subscriber promptly after such filing.

                           (e) USE OF PROCEEDS. The proceeds of the Offering
will be employed by the Company for the purposes set forth on SCHEDULE 9(E)
hereto. Except as set forth on SCHEDULE 9(E), the Purchase Price may not and will not be used for accrued and unpaid officer and director salaries, payment of financing related debt, redemption of outstanding notes or equity instruments of the Company, litigation related expenses or settlements, brokerage fees, nor non-trade obligations outstanding on a Closing Date.

                           (f) RESERVATION. Prior to the Closing Date, the
Company undertakes to reserve, PRO RATA, on behalf of the Subscribers from its authorized but unissued common stock, a number of common shares equal to 110%
("CONVERSION SHARES RESERVATION MULTIPLE") of the amount of Common Stock necessary to allow each Subscriber to be able to convert all Notes issuable

                                       13

pursuant to this Agreement and interest thereon. From and after August 21, 2006, the Company will reserve 100% of the amount of Warrant Shares issuable upon exercise of the Warrants, and the Conversion Shares Reservation Multiple shall be 175%. Failure to have sufficient shares reserved pursuant to this Section
9(f) for thirty (30) days in the aggregate shall be a material default of the
Company's obligations under this Agreement and an Event of Default under the
Note.

                           (g) TAXES. From the date of this Agreement and until
the sooner of (i) two (2) years after the Closing Date, or (ii) until all the
Shares and Warrant Shares have been resold or transferred by all the Subscribers pursuant to the Registration Statement or pursuant to Rule 144, without regard to volume limitations, the Company will promptly pay and discharge, or cause to be paid and discharged, when due and payable, all lawful taxes, assessments and governmental charges or levies imposed upon the income, profits, property or business of the Company; provided, however, that any such tax, assessment, charge or levy need not be paid if the validity thereof shall currently be contested in good faith by appropriate proceedings and if the Company shall have set aside on its books adequate reserves with respect thereto, and provided, further, that the Company will pay all such taxes, assessments, charges or levies forthwith upon the commencement of proceedings to foreclose any lien which may have attached as security therefore.

                           (h) INSURANCE. From the date of this Agreement and
until the sooner of (i) two (2) years after the Closing Date, or (ii) until all the Shares and Warrant Shares have been resold or transferred by all the
Subscribers pursuant to the Registration Statement or pursuant to Rule 144, without regard to volume limitations, the Company will keep its assets which are of an insurable character insured by financially sound and reputable insurers against loss or damage by fire, explosion and other risks customarily insured against by companies in the Company's line of business, in amounts sufficient to prevent the Company from becoming a co-insurer and not in any event less than one hundred percent (100%) of the insurable value of the property insured less reasonable deductible amounts; and the Company will maintain, with financially sound and reputable insurers, insurance against other hazards and risks and liability to persons and property to the extent and in the manner customary for companies in similar businesses similarly situated and to the extent available on commercially reasonable terms.

                           (i) BOOKS AND RECORDS. From the date of this
Agreement and until the sooner of (i) two (2) years after the Closing Date, or
(ii) until all the Shares and Warrant Shares have been resold or transferred by all the Subscribers pursuant to the Registration Statement or pursuant to Rule
144, without regard to volume limitations, the Company will keep true records and books of account in which full, true and correct entries will be made of all dealings or transactions in relation to its business and affairs in accordance with generally accepted accounting principles applied on a consistent basis.

                           (j) GOVERNMENTAL AUTHORITIES. From the date of this
Agreement and until the sooner of (i) two (2) years after the Closing Date, or
(ii) until all the Shares and Warrant Shares have been resold or transferred by all the Subscribers pursuant to the Registration Statement or pursuant to Rule
144, without regard to volume limitations, the Company shall duly observe and conform in all material respects to all valid requirements of governmental authorities relating to the conduct of its business or to its properties or assets.

                           (k) INTELLECTUAL PROPERTY. From the date of this
Agreement and until the sooner of (i) two (2) years after the Closing Date, or
(ii) until all the Shares and Warrant Shares have been resold or transferred by all the Subscribers pursuant to the Registration Statement or pursuant to Rule
144, without regard to volume limitations, the Company shall maintain in full force and effect its corporate existence, rights and franchises and all licenses and other rights to use intellectual property owned or possessed by it and reasonably deemed to be necessary to the conduct of its business, unless it is sold for value.

                                       14

                           (l) PROPERTIES. From the date of this Agreement and
until the sooner of (i) two (2) years after the Closing Date, or (ii) until all the Shares and Warrant Shares have been resold or transferred by all the
Subscribers pursuant to the Registration Statement (as defined in Section
11.1(ii) hereof) or pursuant to Rule 144, without regard to volume limitations, the Company will keep its properties in good repair, working order and condition, reasonable wear and tear excepted, and from time to time make all necessary and proper repairs, renewals, replacements, additions and improvements thereto; and the Company will at all times comply with each provision of all leases to which it is a party or under which it occupies property if the breach of such provision could reasonably be expected to have a Material Adverse
Effect.

                           (m) CONFIDENTIALITY/PUBLIC ANNOUNCEMENT. From the
date of this Agreement and until the sooner of (i) two (2) years after the
Closing Date, or (ii) until all the Shares and Warrant Shares have been resold or transferred by all the Subscribers pursuant to the Registration Statement or pursuant to Rule 144, without regard to volume limitations, the Company agrees that except in connection with a Form 8-K or the Registration Statement or as otherwise required in any other Commission filing, it will not disclose publicly or privately the identity of the Subscribers unless expressly agreed to in writing by a Subscriber, only to the extent required by law and then only upon five days prior notice to Subscriber. In any event and subject to the foregoing, the Company shall file a Form 8-K or make a public announcement describing the
Offering not later than the first business day after the Closing Date. In the
Form 8-K or public announcement, the Company will specifically disclose the amount of common stock outstanding immediately after the Closing. A form of the proposed Form 8-K or public announcement to be employed in connection with the
Closing is annexed hereto as EXHIBIT E.

                           (n) FURTHER REGISTRATION STATEMENTS. Except for a
registration statement filed on behalf of the Subscribers pursuant to Section 11 of this Agreement, and amendments necessary or desirable to maintain as current the filed registration statements of the Company, or as set forth on SCHEDULE
11.1 hereto, the Company will not allow any other registration statement to be declared effective nor file any registration statements, including but not limited to Forms S-8, with the Commission or with state regulatory authorities without the consent of the Subscriber until the expiration of the "EXCLUSION
PERIOD", which shall be defined as the sooner of (i) the Registration Statement shall have been current and available for use in connection with the resale of the Registrable Securities (as defined in Section 11.1(i) for a period of 60 days, or (ii) until all the Shares and Warrant Shares have been resold or transferred by the Subscribers pursuant to the Registration Statement or Rule
144(k) under the 1933 Act, without regard to volume limitations. The Exclusion
Period will be tolled during the pendency of an Event of Default (as defined in the Note).

                           (o) BLACKOUT. Other than such transaction that is
entered pursuant to which the Company actually repurchases the Notes in accordance with their terms, the Company undertakes and covenants that until the
Registration Statement has been effective for one hundred and eighty days, the
Company will not enter into any acquisition, merger, exchange or sale or other transaction that could have the effect of delaying the effectiveness of any pending Registration Statement or causing an already effective Registration
Statement to no longer be effective or current.

                           (p) NON-PUBLIC INFORMATION. The Company covenants and
agrees that neither it nor any other person acting on its behalf will provide any Subscriber or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto such
Subscriber shall have agreed in writing to receive such information. The Company understands and confirms that each Subscriber shall be relying on the foregoing representations in effecting transactions in securities of the Company. In any event, the Company will offer to the Subscriber an opportunity to review and comment on the Registration Statement thereto between three and five business days prior to the proposed filing date thereof.

                                       15

                           (q) OFFERING RESTRICTIONS. Until the expiration of
the Exclusion Period and during the pendency of an Event of Default, except for the Excepted Issuances, the Company will not enter into an agreement to, nor issue any equity, convertible debt or other securities convertible into Common
Stock or equity of the Company nor modify any of the foregoing which may be outstanding at anytime, without the prior written consent of the Subscriber, which consent may be withheld for any reason. For so long as at least twenty-five percent (25%) of the principal amount of the Notes is outstanding, except for the Cornell "CETA" as described on SCHEDULE 12(A), the Company will not enter into any equity line of credit or similar agreement, nor issue nor agree to issue any floating or variable priced equity linked instruments nor any of the foregoing or equity with price reset rights.

                           (r) NEGATIVE COVENANTS. So long as at least
twenty-five percent (25%) of the principal amount of the Notes issued on the
Closing Date is outstanding and during the pendency of an Event of Default (as defined in the Note), without the consent of the Subscribers, other than the
Cornell Capital financing to be redeemed and as described in the Offering materials or Schedules hereto or herein, the Company will not directly or indirectly:

                                    (i) create, incur, assume or suffer to exist
any pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, security title, mortgage, security deed or deed of trust, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the Uniform
Commercial Code or comparable law of any jurisdiction) (each, a "LIEN") upon any of its property, whether now owned or hereafter acquired except for (i) the
Excepted Issuances (as defined in Section 12(a) hereof), (ii) (a) Liens imposed by law for taxes that are not yet due or are being contested in good faith and for which adequate reserves have been established in accordance with generally accepted accounting principles; (b) carriers', warehousemen's, mechanics', material men's, repairmen's and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or that are being contested in good faith and by appropriate proceedings; (c) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations; (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business; (e) Liens created with respect to the financing of the purchase of new property in the ordinary course of the Company's business up to the amount of the purchase price of such property, or (f) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property (each of (a) through (f), a "PERMITTED LIEN") and (iii)
indebtedness for borrowed money which is not senior or pari passu in right of payment to the payment of the Notes;

                                    (ii) amend its certificate of incorporation,
bylaws or its charter documents so as to adversely affect any rights of the
Subscriber;

                                    (iii) repay, repurchase or offer to repay,
repurchase or otherwise acquire or make any dividend or distribution in respect of any of its Common Stock, preferred stock, or other equity securities other than to the extent permitted or required under the Transaction Documents;

                                    (iv) prepay any financing related debt
obligations; or

                                    (v) engage in any transactions with any
officer, director, employee or any Affiliate of the Company, including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer,

                                       16

director, trustee or partner, in each case in excess of $10,000 other than (i)
for payment of salary or consulting fees for services rendered, (ii)
reimbursement for expenses incurred on behalf of the Company, and (iii) for other employee benefits, including stock option agreements under any stock option plan of the Company, or interest previously owned by officers, directors, or employees of the Company, as described on SCHEDULE 9(R).

                  10. COVENANTS OF THE COMPANY AND SUBSCRIBER REGARDING
INDEMNIFICATION.

                           (a) The Company agrees to indemnify, hold harmless,
reimburse and defend the Subscribers, the Subscribers' officers, directors, agents, Affiliates, control persons, and principal shareholders, against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon the Subscriber or any such person which results, arises out of or is based solely upon (i) any material misrepresentation by Company or material breach of any warranty by
Company in this Agreement or in any Exhibits or Schedules attached hereto, or other agreement delivered pursuant hereto; or (ii) after any applicable notice and/or cure periods, any material breach or default in performance by the
Company of any covenant or undertaking to be performed by the Company hereunder, or any other agreement entered into by the Company and Subscriber relating hereto.

                           (b) Each Subscriber agrees to indemnify, hold
harmless, reimburse and defend the Company and each of the Company's officers, directors, agents, Affiliates, control persons against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon the Company or any such person which results, arises out of or is based solely upon (i) any material misrepresentation by such Subscriber in this Agreement or in any Exhibits or
Schedules attached hereto, or other agreement delivered pursuant hereto; or (ii)
after any applicable notice and/or cure periods, any material breach or default in performance by such Subscriber of any covenant or undertaking to be performed by such Subscriber hereunder, or any other agreement entered into by the Company and Subscribers, relating hereto.

                           (c) In no event shall the liability of any Subscriber
or permitted successor hereunder or under any Transaction Document or other agreement delivered in connection herewith be greater in amount than the dollar amount of the net proceeds actually received by such Subscriber upon the sale of
Registrable Securities (as defined herein).

                           (d) The procedures set forth in Section 11.6 shall
apply to the indemnification set forth in Sections 10(a) and 10(b) above.

                  11.1. REGISTRATION RIGHTS. The Company hereby grants the
following registration rights to holders of the Securities.

                           (i) On one occasion, for a period commencing one
hundred and fifty-one (151) days after the Closing Date, but not later than two
(2) years after the Closing Date, upon a written request therefor from any record holder or holders of more than 50% of the Shares issued and issuable upon conversion of the outstanding Notes and outstanding Warrant Shares, the Company shall prepare and file with the Commission a registration statement under the
1933 Act registering the Registrable Securities, as defined in Section 11.1(iv)
hereof, which are the subject of such request for unrestricted public resale by the holder thereof. For purposes of Sections 11.1(i) and 11.1(ii), Registrable
Securities shall not include Securities which are (A) registered for resale in an effective registration statement, (B) included for registration in a pending registration statement, or (C) which have been issued without further transfer restrictions after a sale or transfer pursuant to Rule 144 under the 1933 Act.
Upon the receipt of such request, the Company shall promptly give written notice to all other record holders of the Registrable Securities that such registration statement is to be filed and shall include in such registration statement
Registrable Securities for which it has received written requests within ten
(10) days after the Company gives such written notice. Such other requesting

                                       17

record holders shall be deemed to have exercised their demand registration right under this Section 11.1(i).

                           (ii) If the Company at any time proposes to register
any of its securities under the 1933 Act for sale to the public, whether for its own account or for the account of other security holders or both, except with respect to registration statements on Forms S-4, S-8 or another form not available for registering the Registrable Securities for sale to the public, provided the Registrable Securities are not otherwise registered for resale by the Subscribers or Holder pursuant to an effective registration statement, each such time it will give at least fifteen (15) days' prior written notice to the record holder of the Registrable Securities of its intention so to do. Upon the written request of the holder, received by the Company within ten (10) days after the giving of any such notice by the Company, to register any of the
Registrable Securities not previously registered, the Company will cause such
Registrable Securities as to which registration shall have been so requested to be included with the securities to be covered by the registration statement proposed to be filed by the Company, all to the extent required to permit the sale or other disposition of the Registrable Securities so registered by the holder of such Registrable Securities (the "SELLER" or "SELLERS"). In the event that any registration pursuant to this Section 11.1(ii) shall be, in whole or in part, an underwritten public offering of common stock of the Company, the number of shares of Registrable Securities to be included in such an underwriting may be reduced by the managing underwriter if and to the extent that the Company and the underwriter shall reasonably be of the opinion that such inclusion would adversely affect the marketing of the securities to be sold by the Company therein; provided, however, that the Company shall notify the Seller in writing of any such reduction. Notwithstanding the foregoing provisions, or Section 11.4 hereof, the Company may withdraw or delay or suffer a delay of any registration statement referred to in this Section 11.1(ii) without thereby incurring any liability to the Seller.

                           (iii) If, at the time any written request for
registration is received by the Company pursuant to Section 11.1(i), the Company has determined to proceed with the actual preparation and filing of a registration statement under the 1933 Act in connection with the proposed offer and sale for cash of any of its securities for the Company's own account and the
Company actually does file such other registration statement, such written request shall be deemed to have been given pursuant to Section 11.1(ii) rather than Section 11.1(i), and the rights of the holders of Registrable Securities covered by such written request shall be governed by Section 11.1(ii).

                           (iv) In addition to the requirements set forth in
Section 11.1 and 11.2, the Company shall file with the Commission a Form SB-2 registration statement (the "REGISTRATION STATEMENT") (or such other form that it is eligible to use) in order to register the Registrable Securities for resale and distribution under the 1933 Act not later than August 21, 2006 (the
"FILING DATE"), and cause the Registration Statement to be declared effective not later than one hundred and fifty (150) calendar days after the Closing Date
(the "EFFECTIVE DATE"). The Company will register not less than a number of shares of common stock in the aforedescribed registration statement that is equal to the amount of shares of Common Stock required at all times to be reserved in the amounts described in Section 9(f) above (collectively the
"REGISTRABLE SECURITIES"). The Registrable Securities shall be reserved and set aside exclusively for the benefit of each Subscriber and Warrant holder, PRO
RATA, and not issued, employed or reserved for anyone other than each such
Subscriber and Warrant holder. The Registration Statement will immediately be amended or additional registration statements will be immediately filed by the
Company as necessary to register additional shares of Common Stock to allow the public resale of all Common Stock included in and issuable by virtue of the
Registrable Securities. Except with the written consent of the Subscriber, no securities of the Company other than the Registrable Securities will be included in the Registration Statement. It shall be deemed a Non-Registration Event if at any time after the date the Registration Statement is declared effective by the
Commission ("ACTUAL EFFECTIVE DATE") the Company has registered for unrestricted resale on behalf of the Subscribers fewer than 125% of the amount of Common
Shares issuable upon full conversion of all sums due under the Notes and 100% of the Warrant Shares issuable upon exercise of the Warrants.

                                       18

                  11.2. REGISTRATION PROCEDURES. If and whenever the Company is required by the provisions of Section 11.1(i), 11.1(ii) or 11.1 (iv) to effect the registration of any Registrable Securities under the 1933 Act, the Company will, as expeditiously as possible:

                           (a) subject to the timelines provided in this
Agreement, prepare and file with the Commission a registration statement required by Section 11, with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for the period of the distribution contemplated thereby (determined as herein provided), promptly provide to the holders of the Registrable Securities copies of all filings and Commission letters of comment and notify Subscribers (by telecopier and by e-mail to addresses provided by Subscribers, if any) and Grushko &
Mittman, P.C. (by telecopier and by email to COUNSLERS@AOL.COM) on or before the first business day thereafter that the Company receives notice that (i) the
Commission has no comments or no further comments on the Registration Statement, and (ii) the registration statement has been declared effective (failure to timely provide notice as required by this Section 11.2(a) shall be a material breach of the Company's obligation and an Event of Default as defined in the
Notes and a Non-Registration Event as defined in Section 11.4 of this
Agreement);

                           (b) prepare and file with the Commission such
amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective until such registration statement has been effective for a period of two (2) years, and comply with the provisions of the 1933 Act with respect to the disposition of all of the Registrable Securities covered by such registration statement in accordance with the Sellers' intended method of disposition set forth in such registration statement for such period;

                           (c) furnish to the Sellers, at the Company's expense,
such number of copies of the registration statement and the prospectus included therein (including each preliminary prospectus) as such persons reasonably may request in order to facilitate the public sale or their disposition of the securities covered by such registration statement or make them electronically available;

                           (d) use its commercially reasonable best efforts to
register or qualify the Registrable Securities covered by such registration statement under the securities or "blue sky" laws of New York and such jurisdictions as the Sellers shall request in writing, provided, however, that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction;

                           (e) if applicable, list the Registrable Securities
covered by such registration statement with any securities exchange on which the
Common Stock of the Company is then listed;

                           (f) notify the Subscribers within four hours of the
Company's becoming aware that a prospectus relating thereto is required to be delivered under the 1933 Act, of the happening of any event of which the Company has knowledge as a result of which the prospectus contained in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing or which becomes subject to a Commission, state or other governmental order suspending the effectiveness of the registration statement covering any of the Registrable Securities;

                           (g) provided same would not be in violation of the
provision of Regulation FD under the 1934 Act, make available for inspection by the Sellers, and any attorney, accountant or other agent retained by the Seller or underwriter, all publicly available, non-confidential financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all publicly

                                       19

available, non-confidential information reasonably requested by the seller, attorney, accountant or agent in connection with such registration statement;
and

                           (h) provide to the Sellers copies of the Registration
Statement and amendments thereto five business days prior to the filing thereof with the Commission.

                  11.3. PROVISION OF DOCUMENTS. In connection with each
registration described in this Section 11, each Seller will furnish to the
Company in writing such information and representation letters with respect to itself and the proposed distribution by it as reasonably shall be necessary in order to assure compliance with federal and applicable state securities laws.

                  11.4. NON-REGISTRATION EVENTS. The Company and the Subscribers
agree that the Sellers will suffer damages if the Registration Statement is not filed by the Filing Date and not declared effective by the Commission by the
Effective Date, and any registration statement required under Section 11.1(i) or
11.1(ii) is not filed within 60 days after written request and declared effective by the Commission within 120 days after such request, and maintained in the manner and within the time periods contemplated by Section 11 hereof, and it would not be feasible to ascertain the extent of such damages with precision.
Accordingly, if (A) the Registration Statement is not filed on or before the
Filing Date, (B) is not declared effective on or before the Effective Date, (C)
due to the action or inaction of the Company the Registration Statement is not declared effective within three (3) business days after receipt by the Company or its attorneys of a written or oral communication from the Commission that the
Registration Statement will not be reviewed or that the Commission has no further comments, (D) if the registration statement described in Sections
11.1(i) or 11.1(ii) is not filed within 60 days after such written request, or is not declared effective within 120 days after such written request, or (E) any registration statement described in Sections 11.1(i), 11.1(ii) or 11.1(iv) is filed and declared effective but shall thereafter cease to be effective without being succeeded within fifteen (15) business days by an effective replacement or amended registration statement or for a period of time which shall exceed thirty
(30) days in the aggregate per year (defined as every rolling period of 365 consecutive days commencing on the Actual Effective Date (each such event referred to in clauses A through E of this Section 11.4 is referred to herein as a "NON-REGISTRATION EVENT"), then the Company shall deliver to the holder of
Registrable Securities, as LIQUIDATED DAMAGES, an amount equal to two percent
(2%) for each thirty (30) days (or such lesser pro-rata amount for any period of less than thirty (30) days) of the Purchase Price of the outstanding Notes and purchase price of Shares issued upon conversion of the Notes owned of record by such holder which are subject to such Non-Registration Event. The maximum aggregate cash Liquidated Damages payable by the Company as a result of one or more Non-Registration Events shall not exceed eighteen percent (18%) of the Note principal issued in the Offering. The Company must pay the Liquidated Damages in cash. The Liquidated Damages must be paid within ten (10) days after the end of each thirty (30) day period or shorter part thereof for which Liquidated Damages are payable. In the event a Registration Statement is filed by the Filing Date but is withdrawn prior to being declared effective by the Commission, then such
Registration Statement will be deemed to have not been filed and Liquidated
Damages will be calculated accordingly. All oral or written comments received from the Commission relating to the Registration Statement must be satisfactorily responded to within ten (10) business days after receipt of comments from the Commission. Failure to timely respond to Commission comments is a Non-Registration Event for which Liquidated Damages shall accrue and be payable by the Company to the holders of Registrable Securities at the same rate set forth above. Notwithstanding the foregoing, the Company shall not be liable to the Subscriber under this Section 11.4 for any events or delays occurring as a consequence of the acts or omissions of the Subscribers contrary to the obligations undertaken by Subscribers in this Agreement. Liquidated Damages will not accrue nor be payable pursuant to this Section 11.4 nor will a
Non-Registration Event be deemed to have occurred for times during which
Registrable Securities are transferable by the holder of Registrable Securities pursuant to Rule 144(k) under the 1933 Act.

                  11.5. EXPENSES. All expenses incurred by the Company in
complying with Section 11, including, without limitation, all registration and filing fees, printing expenses (if required), fees and disbursements of counsel

                                       20

and independent public accountants for the Company, fees and expenses (including reasonable counsel fees) incurred in connection with complying with state securities or "blue sky" laws, fees of the National Association of Securities
Dealers, Inc., transfer taxes, and fees of transfer agents and registrars, are called "REGISTRATION EXPENSES." All underwriting discounts and selling commissions applicable to the sale of Registrable Securities are called "SELLING
EXPENSES." The Company will pay all Registration Expenses in connection with the registration statement under Section 11. Selling Expenses in connection with each registration statement under Section 11 shall be borne by the Seller and may be apportioned among the Sellers in proportion to the number of shares sold by the Seller relative to the number of shares sold under such registration statement or as all Sellers thereunder may agree.

                  11.6. INDEMNIFICATION AND CONTRIBUTION.

                           (a) In the event of a registration of any Registrable
Securities under the 1933 Act pursuant to Section 11, the Company will, to the extent permitted by law, indemnify and hold harmless the Seller, each officer of the Seller, each director of the Seller, each underwriter of such Registrable
Securities thereunder and each other person, if any, who controls such Seller or underwriter within the meaning of the 1933 Act, against any losses, claims, damages or liabilities, joint or several, to which the Seller, or such underwriter or controlling person may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Registrable Securities was registered under the 1933 Act pursuant to Section 11, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances when made, and will subject to the provisions of
Section 11.6(c) reimburse the Seller, each such underwriter and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable to the Seller to the extent that any such damages arise out of or are based upon an untrue statement or omission made in any preliminary prospectus if (i) the
Seller failed to send or deliver a copy of the final prospectus delivered by the
Company to the Seller with or prior to the delivery of written confirmation of the sale by the Seller to the person asserting the claim from which such damages arise, (ii) the final prospectus would have corrected such untrue statement or alleged untrue statement or such omission or alleged omission, or (iii) to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by any such Seller, or any such controlling person in writing specifically for use in such registration statement or prospectus.

                           (b) In the event of a registration of any of the
Registrable Securities under the 1933 Act pursuant to Section 11, each Seller severally but not jointly will, to the extent permitted by law, indemnify and hold harmless the Company, and each person, if any, who controls the Company within the meaning of the 1933 Act, each officer of the Company who signs the registration statement, each director of the Company, each underwriter and each person who controls any underwriter within the meaning of the 1933 Act, against all losses, claims, damages or liabilities, joint or several, to which the
Company or such officer, director, underwriter or controlling person may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which such Registrable Securities were registered under the 1933 Act pursuant to Section 11, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and each such officer, director, underwriter and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or

                                       21

defending any such loss, claim, damage, liability or action, provided, however, that the Seller will be liable hereunder in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information pertaining to such Seller, as such, furnished in writing to the Company by such Seller specifically for use in such registration statement or prospectus, and provided, further, however, that the liability of the Seller hereunder shall be limited to the net proceeds actually received by the Seller from the sale of Registrable
Securities covered by such registration statement.

                           (c) Promptly after receipt by an indemnified party
hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to such indemnified party other than under this
Section 11.6(c) and shall only relieve it from any liability which it may have to such indemnified party under this Section 11.6(c), except and only if and to the extent the indemnifying party is prejudiced by such omission. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 11.6(c)
for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected, provided, however, that, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified parties, as a group, shall have the right to select one separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred.

                           (d) In order to provide for just and equitable
contribution in the event of joint liability under the 1933 Act in any case in which either (i) a Seller, or any controlling person of a Seller, makes a claim for indemnification pursuant to this Section 11.6 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 11.6 provides for indemnification in such case, or (ii) contribution under the 1933 Act may be required on the part of the Seller or controlling person of the Seller in circumstances for which indemnification is not provided under this Section 11.6; then, and in each such case, the Company and the Seller will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that the Seller is responsible only for the portion represented by the percentage that the public offering price of its securities offered by the registration statement bears to the public offering price of all securities offered by such registration statement, provided, however, that, in any such case, (y) the Seller will not be required to contribute any amount in excess of the public offering price of all such securities sold by it pursuant to such registration statement; and (z) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section
11(f) of the 1933 Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

                  11.7. DELIVERY OF UNLEGENDED SHARES.

                           (a) Within four (4) business days (such fourth
business day being the "UNLEGENDED SHARES DELIVERY DATE") after the business day on which the Company has received (i) a notice that Shares or Warrant Shares or any other Common Stock held by a Subscriber have been sold pursuant to the

                                       22

Registration Statement or Rule 144 under the 1933 Act, (ii) a representation that the prospectus delivery requirements, or the requirements of Rule 144, as applicable and if required, have been satisfied, and (iii) the original share certificates representing the shares of Common Stock that have been sold, and
(iv) in the case of sales under Rule 144, customary representation letters of the Subscriber and/or Subscriber's broker regarding compliance with the requirements of Rule 144, the Company at its expense, (y) shall deliver, and shall cause legal counsel selected by the Company to deliver to its transfer agent (with copies to Subscriber) an appropriate instruction and opinion of such counsel, directing the delivery of shares of Common Stock without any legends including the legend set forth in Section 4(i) above, reissuable pursuant to any effective and current Registration Statement described in Section 11 of this
Agreement or pursuant to Rule 144 under the 1933 Act (the "UNLEGENDED SHARES");
and (z) cause the transmission of the certificates representing the Unlegended
Shares together with a legended certificate representing the balance of the submitted Shares certificate, if any, to the Subscriber at the address specified in the notice of sale, via express courier, by electronic transfer or otherwise on or before the Unlegended Shares Delivery Date.

                           (b) In lieu of delivering physical certificates
representing the Unlegended Shares, if the Company's transfer agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities
Transfer program, upon request of a Subscriber, so long as the certificates therefor do not bear a legend and the Subscriber is not obligated to return such certificate for the placement of a legend thereon, the Company shall cause its transfer agent to electronically transmit the Unlegended Shares by crediting the account of Subscriber's prime Broker with DTC through its Deposit Withdrawal
Agent Commission system. Such delivery must be made on or before the Unlegended
Shares Delivery Date.

                           (c) The Company understands that a delay in the
delivery of the Unlegended Shares pursuant to Section 11 hereof later than two business days after the Unlegended Shares Delivery Date could result in economic loss to a Subscriber. As compensation to a Subscriber for such loss, the Company agrees to pay late payment fees (as liquidated damages and not as a penalty) to the Subscriber for late delivery of Unlegended Shares in the amount of $100 per business day after the Delivery Date for each $10,000 of purchase price of the
Unlegended Shares subject to the delivery default. If during any 360 day period, the Company fails to deliver Unlegended Shares as required by this Section 11.7 for an aggregate of thirty (30) days, then each Subscriber or assignee holding
Securities subject to such default may, at its option, require the Company to redeem all or any portion of the Shares and Warrant Shares subject to such default at a price per share equal to the greater of (i) 120%, or (ii) a fraction in which the numerator is the highest closing price during the aforedescribed thirty day period and the denominator of which is the lowest conversion price during such thirty day period, multiplied by the Purchase Price of such Common Stock and Warrant Shares ("UNLEGENDED REDEMPTION AMOUNT"). The
amount of the aforedescribed liquidated damages that have accrued or been paid for the ten day period prior to the receipt by the Subscriber of the Unlegended
Redemption Amount shall be credited against the Unlegended Redemption Amount.
The Company shall pay any payments incurred under this Section in immediately available funds upon demand.

                           (d) In addition to any other rights available to a
Subscriber, if the Company fails to deliver to a Subscriber Unlegended Shares as required pursuant to this Agreement, within six (6) business days after the
Unlegended Shares Delivery Date and the Subscriber or a broker on the
Subscriber's behalf, purchases (in an open market transaction or otherwise)
shares of common stock to deliver in satisfaction of a sale by such Subscriber of the shares of Common Stock which the Subscriber was entitled to receive from the Company (a "BUY-IN"), then the Company shall pay in cash to the Subscriber
(in addition to any remedies available to or elected by the Subscriber) the amount by which (A) the Subscriber's total purchase price (including brokerage commissions, if any) for the shares of common stock so purchased exceeds (B) the aggregate purchase price of the shares of Common Stock delivered to the Company for reissuance as Unlegended Shares together with interest thereon at a rate of
15% per annum, accruing until such amount and any accrued interest thereon is paid in full (which amount shall be paid as liquidated damages and not as a penalty). For example, if a Subscriber purchases shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to $10,000 of

                                       23

purchase price of shares of Common Stock delivered to the Company for reissuance as Unlegended Shares, the Company shall be required to pay the Subscriber
$1,000, plus interest. The Subscriber shall provide the Company written notice indicating the amounts payable to the Subscriber in respect of the Buy-In.

                           (e) In the event a Subscriber shall request delivery
of Unlegended Shares as described in Section 11.7 and the Company is required to deliver such Unlegended Shares pursuant to Section 11.7, the Company may not refuse to deliver Unlegended Shares based on any claim that such Subscriber or any one associated or affiliated with such Subscriber has been engaged in any violation of law, or for any other reason, unless, an injunction or temporary restraining order from a court, on notice, restraining and or enjoining delivery of such Unlegended Shares or exercise of all or part of said Warrant shall have been sought and obtained by the Company or at the Company's request or with the
Company's assistance, and the Company has posted a surety bond for the benefit of such Subscriber in the amount of 120% of the amount of the aggregate purchase price of the Common Stock and Warrant Shares which are subject to the injunction or temporary restraining order, which bond shall remain in effect until the completion of arbitration/litigation of the dispute and the proceeds of which shall be payable to such Subscriber to the extent Subscriber obtains judgment in
Subscriber's favor.

                  12. (a) RIGHT OF FIRST REFUSAL. Prior to the two-year
anniversary of the date of this Agreement, each Subscriber owning any Note principal shall be given not less than seven (7) business days prior written notice of any proposed sale by the Company of its common stock or other securities or debt obligations, except in connection with (i) full or partial consideration in connection with a strategic merger, acquisition, consolidation or purchase of substantially all of the securities or assets of corporation or other entity which holders of such securities or debt are not at any time granted registration rights, (ii) the Company's issuance of securities in connection with strategic license agreements and other partnering arrangements so long as such issuances are not for the purpose of raising capital which holders of such securities or debt are not at any time granted registration rights, (iii) the Company's issuance of Common Stock or the issuances or grants of options to purchase Common Stock pursuant to stock option plans and employee stock purchase plans described on SCHEDULE 5(D) hereto at prices equal to or higher than the closing price of the Common Stock on the issue date of any of the foregoing and in the aggregate up to an amount of Common Stock equal to ten percent of the outstanding Common Stock immediately following the Closing in a fully-diluted basis, (iv) as a result of the exercise of Warrants or conversion of Notes which are granted or issued pursuant to this Agreement or that have been issued prior to the Closing Date, the issuance of which has been disclosed in a Report filed not less than five (5) days prior to the Closing Date, (v) the payment of any interest on the Notes and liquidated damages or other damages pursuant to the Transaction Documents or other securities instruments that have been issued prior to the Closing Date, the issuance of which has been disclosed in a Report filed not less than five days prior to the Closing Date, and (vi) as described on SCHEDULE 12(A) hereto(collectively the foregoing are "EXCEPTED
ISSUANCES"). The Subscribers who exercise their rights pursuant to this Section
12(a) shall have the right during the seven (7) business days following receipt of the notice to purchase such offered common stock, debt or other securities in accordance with the terms and conditions set forth in the notice of sale in the same proportion to each other as the amount of Note principal owned by them on the date the above-described notice is given. In the event such terms and conditions are modified during the notice period, the Subscribers shall be given prompt notice of such modification and shall have the right during the seven (7)
business days following the notice of modification to exercise such right.

                           (b) FAVORED NATIONS PROVISION. Other than in
connection with the Excepted Issuances, if at any time Notes or Warrants are outstanding, and as limited in connection with the Warrants and Warrants Shares to the time periods set forth in Section 3.4 of the Warrant, the Company shall offer, issue or agree to issue any common stock or securities convertible into or exercisable for shares of common stock (or modify any of the foregoing which may be outstanding) to any person or entity at a price per share or conversion or exercise price per share which shall be less than the Conversion Price in respect of the Shares, or if less than the Warrant exercise price in respect of the Warrant Shares, without the consent of each Subscriber holding Notes,

                                       24

Shares, Warrants, or Warrant Shares, then the Company shall issue, for each such occasion, additional shares of Common Stock to each Subscriber so that the average per share purchase price of the shares of Common Stock issued to the
Subscriber (of only the Common Stock or Warrant Shares still owned by the
Subscriber) is equal to such other lower price per share and the Conversion
Price and Warrant exercise price shall automatically be adjusted as provided in the Notes and the Warrants. The average Purchase Price of the Shares and average exercise price in relation to the Warrant Shares shall be calculated separately for the Shares and Warrant Shares. The foregoing calculation and issuance shall be made separately for Shares received upon conversion and separately for
Warrant Shares. The delivery to the Subscriber of the additional shares of
Common Stock shall be not later than the closing date of the transaction giving rise to the requirement to issue additional shares of Common Stock. The
Subscriber is granted the registration rights described in Section 11 hereof in relation to such additional shares of Common Stock except that the Filing Date and Effective Date vis-a-vis such additional common shares shall be, respectively, the thirtieth (30th) and sixtieth (60th) date after the closing date giving rise to the requirement to issue the additional shares of Common
Stock. For purposes of the issuance and adjustment described in this paragraph, the issuance of any security of the Company carrying the right to convert such security into shares of Common Stock or of any warrant, right or option to purchase Common Stock shall result in the issuance of the additional shares of
Common Stock upon the sooner of the agreement to or actual issuance of such convertible security, warrant, right or option and again at any time upon any subsequent issuances of shares of Common Stock upon exercise of such conversion or purchase rights if such issuance is at a price lower than the Conversion
Price or Warrant exercise price in effect upon such issuance. The rights of the
Subscriber set forth in this Section 12 are in addition to any other rights the
Subscriber has pursuant to this Agreement, the Note, any Transaction Document, and any other agreement referred to or entered into in connection herewith.

                           (c) MAXIMUM EXERCISE OF RIGHTS. In the event the
exercise of the rights described in Sections 12(a) and 12(b) would or could result in the issuance of an amount of common stock of the Company that would exceed the maximum amount that may be issued to a Subscriber calculated in the manner described in Section 7.3 of this Agreement, then the issuance of such additional shares of common stock of the Company to such Subscriber will be deferred in whole or in part until such time as such Subscriber is able to beneficially own such common stock without exceeding the applicable maximum amount set forth calculated in the manner described in Section 7.3 of this
Agreement. The determination of when such common stock may be issued shall be made by each Subscriber as to only such Subscriber.

                  13.  MISCELLANEOUS.

                           (a) NOTICES. All notices, demands, requests,
consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i)
personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be: (i) if to the
Company, to: CepTor Corporation, 200 International Circle, Suite 5100, Hunt
Valley, Maryland 21030, Attn: William Pursley, CEO, telecopier: (410) 527-9867, with a copy by telecopier only to: Olshan Grundman Frome Rosenzweig & Wolosky
LLP, Park Avenue Tower, 65 East 55th Street, New York, NY 10022, Attn: Harvey
Kesner, Esq., telecopier: (212) 451-2222, (ii) if to the Subscriber, to: the one

                                       25

or more addresses and telecopier numbers indicated on the signature pages hereto, with an additional copy by telecopier only to: Grushko & Mittman, P.C.,
551 Fifth Avenue, Suite 1601, New York, New York 10176, telecopier number: (212)
697-3575, and (iii) if to the Brokers, to: the addresses and telecopier numbers set forth on SCHEDULE 8 hereto.

                           (b) ENTIRE AGREEMENT; ASSIGNMENT. This Agreement and
other documents delivered in connection herewith represent the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by approval or written consent of
Subscribers, as defined in subparagraph (h) hereof. Neither the Company nor the
Subscribers have relied on any representations not contained or referred to in this Agreement and the documents delivered herewith. No right or obligation of the Company shall be assigned without prior notice to and the written consent of the Subscribers.

                           (c) COUNTERPARTS/EXECUTION. This Agreement may be
executed in any number of counterparts and by the different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. This Agreement may be executed by facsimile signature and delivered by facsimile transmission.

                           (d) LAW GOVERNING THIS AGREEMENT. This Agreement
shall be governed by and construed in accordance with the laws of the State of
New York without regard to conflicts of laws principles that would result in the application of the substantive laws of another jurisdiction. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the civil or state courts of New York or in the federal courts located in New York County. THE PARTIES AND THE
INDIVIDUALS EXECUTING THIS AGREEMENT AND OTHER AGREEMENTS REFERRED TO HEREIN OR
DELIVERED IN CONNECTION HEREWITH ON BEHALF OF THE COMPANY AGREE TO SUBMIT TO THE
JURISDICTION OF SUCH COURTS AND WAIVE TRIAL BY JURY. The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs. In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.

                           (e) SPECIFIC ENFORCEMENT, CONSENT TO JURISDICTION. To
the extent permitted by law, the Company and Subscriber acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to one or more preliminary and final injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which any of them may be entitled by law or equity. Subject to Section 13(d) hereof, each of the Company, Subscriber and any signatory hereto in his personal capacity hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction in
New York of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Nothing in this Section shall affect or limit any right to serve process in any other manner permitted by law.

                           (f) DAMAGES. In the event the Subscriber is entitled
to receive any liquidated damages pursuant to the Transactions, the Subscriber may elect to receive the greater of actual damages or such liquidated damages.

                           (g) INDEPENDENT NATURE OF SUBSCRIBERS. The Company
acknowledges that the obligations of each Subscriber under the Transaction
Documents are several and not joint with the obligations of any other

                                       26

Subscriber, and no Subscriber shall be responsible in any way for the performance of the obligations of any other Subscriber under the Transaction
Documents. The Company acknowledges that each Subscriber has represented that the decision of each Subscriber to purchase Securities has been made by such
Subscriber independently of any other Subscriber and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition
(financial or otherwise) or prospects of the Company which may have been made or given by any other Subscriber or by any agent or employee of any other
Subscriber, and no Subscriber or any of its agents or employees shall have any liability to any Subscriber (or any other person) relating to or arising from any such information, materials, statements or opinions. The Company acknowledges that nothing contained in any Transaction Document, and no action taken by any Subscriber pursuant hereto or thereto (including, but not limited to, the (i) inclusion of a Subscriber in the Registration Statement and (ii)
review by, and consent to, such Registration Statement by a Subscriber) shall be deemed to constitute the Subscribers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the
Subscribers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. The
Company acknowledges that each Subscriber shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of the Transaction Documents, and it shall not be necessary for any other
Subscriber to be joined as an additional party in any proceeding for such purpose. The Company acknowledges that it has elected to provide all Subscribers with the same terms and Transaction Documents for the convenience of the Company and not because Company was required or requested to do so by the Subscribers.
The Company acknowledges that such procedure with respect to the Transaction
Documents in no way creates a presumption that the Subscribers are in any way acting in concert or as a group with respect to the Transaction Documents or the transactions contemplated thereby.

                           (h) CONSENT. As used in the Agreement, "consent of
the Subscribers" or similar language means the consent of holders of not less than 75% of the total of the Shares issued and issuable upon conversion of outstanding Notes owned by Subscribers on the date consent is requested.

                           (i) EQUAL TREATMENT. No consideration shall be
offered or paid to any person to amend or consent to a waiver or modification of any provision of the Transaction Documents unless the same consideration is also offered and paid to all the parties to the Transaction Documents.

                      [THIS SPACE INTENTIONALLY LEFT BLANK]

                                       27

                  SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT (A)

         Please acknowledge your acceptance of the foregoing Subscription
Agreement by signing and returning a copy to the undersigned whereupon it shall become a binding agreement between us.

                                                CEPTOR CORPORATION
                                                a Delaware corporation

                                                By:_________________________________
                                                     Name: William Pursley
                                                     Title: Chief Executive Officer

                                                     Dated: May _____, 2006

--------------------------------------------------------------------------------
SUBSCRIBER                                NOTE PRINCIPAL         WARRANTS
                                          AMOUNT
--------------------------------------------------------------------------------
ALPHA CAPITAL AKTIENGESELLSCHAFT
Pradafant 7
9490 Furstentums
Vaduz, Lichtenstein
Fax: 011-42-32323196

___________________________________
(Signature)
By:

--------------------------------------------------------------------------------

         Please check the boxes which apply if you are a holder of Series A
Preferred Stock of CepTor Corporation who is purchasing the Note and Warrants and are getting an adjustment as described in the Offer Letter (EXHIBIT F).

  /_/      I continue to hold Series A Preferred Stock.

  /_/      I have converted shares of Series A Preferred Stock and still hold
           Common Stock received upon conversion.

  /_/      I have converted shares of Series A Preferred Stock and have sold or otherwise disposed of Shares of Common Stock received upon conversion.

                                       28

                  SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT (B)

         Please acknowledge your acceptance of the foregoing Subscription
Agreement by signing and returning a copy to the undersigned whereupon it shall become a binding agreement between us.

                                                CEPTOR CORPORATION
                                                a Delaware corporation

                                                By:_________________________________
                                                     Name: William Pursley
                                                     Title: Chief Executive Officer

                                                     Dated: May _____, 2006

--------------------------------------------------------------------------------
SUBSCRIBER                                NOTE PRINCIPAL         WARRANTS
                                          AMOUNT
--------------------------------------------------------------------------------
LONGVIEW FUND, LP
600 Montgomery Street, 44th Floor
San Francisco, CA 94111
Fax: (415) 981-5301

___________________________________
(Signature)
By:

--------------------------------------------------------------------------------

         Please check the boxes which apply if you are a holder of Series A
Preferred Stock of CepTor Corporation who is purchasing the Note and Warrants and are getting an adjustment as described in the Offer Letter (EXHIBIT F).

  /_/      I continue to hold Series A Preferred Stock.

  /_/      I have converted shares of Series A Preferred Stock and still hold
           Common Stock received upon conversion.

  /_/      I have converted shares of Series A Preferred Stock and have sold or otherwise disposed of Shares of Common Stock received upon conversion.

                                       29

                  SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT (B)

         Please acknowledge your acceptance of the foregoing Subscription
Agreement by signing and returning a copy to the undersigned whereupon it shall become a binding agreement between us.

                                                CEPTOR CORPORATION
                                                a Delaware corporation

                                                By:_________________________________
                                                     Name: William Pursley
                                                     Title: Chief Executive Officer

                                                     Dated: May _____, 2006

--------------------------------------------------------------------------------
SUBSCRIBER                                NOTE PRINCIPAL         WARRANTS
                                          AMOUNT
--------------------------------------------------------------------------------

___________________________________
(Signature)
By:

--------------------------------------------------------------------------------

         Please check the boxes which apply if you are a holder of Series A
Preferred Stock of CepTor Corporation who is purchasing the Note and Warrants and are getting an adjustment as described in the Offer Letter (EXHIBIT F).

  /_/      I continue to hold Series A Preferred Stock.

  /_/      I have converted shares of Series A Preferred Stock and still hold
           Common Stock received upon conversion.

  /_/      I have converted shares of Series A Preferred Stock and have sold or otherwise disposed of Shares of Common Stock received upon conversion.